Exhibit 99.1

FOR IMMEDIATE RELEASE:

Centennial Bank Holdings, Inc. Announces 2005 Third Quarter Earnings
and Stock Repurchase Program

Denver, Colorado, November 14, 2005 — Centennial Bank Holdings, Inc. (Nasdaq: CBHI) today announced 2005 third quarter net income of $5.1 million or 10 cents per share, as compared to the 2005 second quarter of $3.6 million or 7 cents per share. Excluding the after-tax impact of intangible asset amortization expense of $1.9 million, cash net income for the third quarter was $7.0 million or 13 cents per share.

“We are pleased with the progress of the integration of our recent acquisitions and feel positive about the foundation we are creating for the company’s future,” said John Eggemeyer, Chairman and Chief Executive Officer of the company. “We are also grateful for all of the effort our employees and directors have put in this year as well the trust and confidence our customers have in our banks as we move through this transitional phase.”

The company experienced good balance sheet growth in the third quarter with loans net of unearned discount growing $45 million and deposits increasing $132 million as compared to the second quarter. The loan growth was primarily in commercial real estate, consisting of construction and mini-perm loans. Noninterest-bearing demand deposits improved by $48 million, while money market deposits experienced the largest growth of $76 million over the second quarter. This growth is evidence of the implementation of our strategy of repositioning the mix of our deposits, with a greater focus on core deposits and lessening the dependence on higher cost deposits and borrowings.

Net interest income was flat at $25.9 million as compared to the second quarter. The net interest margin declined to 5.41% from 5.63% in the second quarter. The compression in the margin was the result of several factors. The primary factor is the competitive downward pressure on loan fees. The second most significant factor is bank deposit rates. “With the Federal Reserve Bank increasing interest rates, the pressure on banks to increase their rates is intense,” stated Paul Taylor, Chief Financial Officer of the company. “Money market accounts have had the most rate pressure, particularly in the Denver market.”

Noninterest income improved to $2.7 million for the third quarter from $2.3 million in the second quarter. The majority of the improvement was due to the gain on sale of OREO. Deposit-related service charges were essentially flat from the second quarter. Management anticipates improvement in this category of income with the recent acquisition of First MainStreet Financial, Ltd., which included the acquisition of a trust department and an independent insurance agency.

Noninterest expense declined in the third quarter to $20.7 million as compared to the second quarter of $21.2 million. Acquisition-related expenses showed the largest decline. Noninterest expense was impacted in the third quarter by intangible asset amortization expense of $ 3.0 million and merger, acquisition and transition expenses of $0.8 million. For the nine-month period ended September 30, 2005, intangible asset amortization expense was $ 9.2 million and merger, acquisition and transition expenses were $ 8.4 million. These expenses have impacted the profitability of the company during 2005. The intangible asset amortization expense is expected to diminish in 2006 and a substantial portion of the merger, acquisition and transition expenses is not expected to carry forward into 2006.

Impaired loans continued to improve, resulting in a reduction to $27.8 million from $32.7 million in the second quarter. As compared to December 31, 2004, total impaired loans are down $7.8 million from $35.6 million. Trends in impaired loans in the company expect to be positive going forward.

This press release contains only a summary of our financial results. Please refer to our 2005 Third Quarter Form 10-Q filed with the Securities and Exchange Commission for our consolidated financial statements and related notes for the three months and nine months ended September 30, 2005.

Stock Repurchase Program

The Board of Directors of Centennial Bank Holdings, Inc. has authorized the repurchase of up to 2 million shares of the company’s common stock over the next 12 months. The shares will be acquired from time to time either in the open market or in privately negotiated transactions in accordance with applicable regulations of the Securities and Exchange Commission. As of October 31, 2005, the company had 62,411,268 shares outstanding, including 1,286,131 shares of unvested restricted stock.

Acquisitions and Dispositions

On October 1, 2005, the company completed the acquisition of First Mainstreet Financial, Ltd. As part of the acquisition, First MainStreet Bank, N.A. merged with and into Centennial Bank of the West. First MainStreet Bank, N.A., which was headquartered in Longmont, Colorado, operated five branches and a trust department in Northern Colorado. In addition, First MainStreet Insurance, Ltd., an independent insurance agency, became a wholly owned subsidiary of Centennial Bank Holdings. At June 30, 2005, First MainStreet Financial, Ltd. had total assets of $371 million.

On November 1, 2005, the company completed the acquisition of Foothills Bank, pursuant to which Foothills Bank was merged with and into Guaranty Bank and Trust Company. At September 30, 2005, Foothills Bank had total assets of $137 million and three branches located in the western part of the Denver Metro area.

On August 25, 2005, the company entered into a stock purchase agreement with Collegiate Peaks Bancorp, Inc., pursuant to which Collegiate Peaks Bancorp, Inc. will acquire 100% ownership of Collegiate Peaks Bank. Centennial Bank Holdings expects the transaction to close late in the fourth quarter of 2005, subject to receipt of all regulatory approval and fulfillment of other customary conditions. At September 30, 2005, Collegiate Peaks Bank had total assets of $100 million.

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, cash net income and cash earnings per share, which exclude the after-tax impact of intangible asset amortization expense. The company provides these non-GAAP financial measures to provide meaningful supplemental information regarding the company’s operational performance and to enhance investors’ overall understanding of the company’s core financial performance. Management believes that these non-GAAP financial measures allow for additional transparency and are used by some investors, analysts and other users of the company’s financial information as performance measures. These non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company’s operating results and should not be considered a substitute for financial information presented in accordance with GAAP. These non-GAAP financial measures presented by the company may be different from non-GAAP financial measures used by other companies.

Reconciliation of GAAP Net Income to Non-GAAP Cash Net Income and GAAP Earnings Per Share to Non-GAAP Cash Earnings Per Share:

(In thousands, except per share data)	Quarter Ended September 30, 2005

GAAP net income	$5,130
Add: Amortization of intangible assets	2,968
Less: Income tax effect	(1,128)
Cash net income	$6,970

Weighted average shares – diluted	52,002

Earnings per share – diluted	$0.10
Add: Amortization of intangible assets (after tax effect)	$0.03
Cash earnings per share	$0.13

About Centennial Bank Holdings, Inc.

Centennial Bank Holdings, Inc. is a bank holding company that operates 37 branches in Colorado through its three bank subsidiaries, Centennial Bank of the West, Collegiate Peaks Bank and Guaranty Bank and Trust Company. The company provides banking and other financial services, including real estate, construction, commercial and industrial, consumer and agriculture loans, throughout its targeted Colorado markets to consumers and to small and medium-sized businesses, including the owners and employees of those businesses. Centennial Bank of the West also provides trust services, including personal trust administration, estate settlement, investment management accounts and self-directed IRAs. Through its subsidiary, First MainStreet Insurance, Ltd., the company provides a family of business and personal insurance products and services as an independent insurance agency.

Forward-Looking Statements

Certain statements contained in this press release, including, without limitation, statements containing the words “believes”, “anticipates”, “intends”, “expects”, and words of similar import, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, implicitly and explicitly, include information concerning Centennial Bank Holdings, Inc.’s ability to integrate the operations of First MainStreet Bank, N.A., First MainStreet Insurance, Ltd. and Foothills Bank and to sell Collegiate Peaks Bank, including the timing of each. In addition, such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions in those areas in which the company operates, demographic changes, competition, fluctuations in interest rates, continued ability to attract and employ qualified personnel, changes in business strategy or development plans, changes in governmental regulation, credit quality, the availability of capital to fund the expansion of the company’s business, economic, political and global changes arising from natural disasters, the war on terrorism, the conflict with Iraq and its aftermath, and other “Risk Factors” referenced in the Company’s Form S-1 registration statement filed with the Securities and Exchange Commission, as supplemented from time to time. When relying on forward-looking statements to make decisions with respect to the company, investors and others are cautioned to consider these and other risks and uncertainties. The company can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. The forward-looking statements are made as of the date of this press release, and the company does not intend, and assumes no obligation, to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

CONTACT:

Paul W. Taylor, Chief Financial Officer

Centennial Bank Holdings, Inc.

1331 Seventeenth Street, Suite 300

Denver, CO 80202

(303) 296-9600